Exhibit 10.21

CAPITAL MAINTENANCE AGREEMENT

Capital Maintenance Agreement (this “AGREEMENT”) dated as of January 1, 2004 (the “Effective Date”) between General Electric Capital Corporation, a Delaware corporation (“GECC”), and Union Fidelity Life Insurance Company, an Illinois-domiciled stock life insurance company (“UFLIC”).

WHEREAS, GECC is an indirect intermediate parent company of UFLIC;

WHEREAS, pursuant to the reinsurance agreements set forth on Exhibit A hereto (as such agreements may be amended from time to time hereafter, the “Reinsurance Agreements”), UFLIC has reinsured certain books of insurance and reinsurance written by American Mayflower Life Insurance Company of New York, a New York-domiciled stock life insurance company (“AML”), Federal Home Life Insurance Company, a Virginia-domiciled stock life insurance company (“FHL”), First Colony Life Insurance Company, a Virginia-domiciled stock life insurance company (“FCL”), GE Capital Life Assurance Company of New York, a New York-domiciled stock life insurance company (“GECLANY”), GE Life and Annuity Assurance Company, a Virginia-domiciled stock life insurance company (“GELAAC”), and General Electric Capital Assurance Company, a Delaware-domiciled stock life insurance company (“GECA”) (AML, FHL, FCL, GECLANY, GELAAC and GECA are referred to collectively as the “Ceding Companies”); and

WHEREAS, GECC has determined that its corporate interests will be furthered by its entering into this Agreement.

NOW, THEREFORE, in consideration of the material covenants and undertakings set forth in this Agreement, and other good and valuable consideration, the parties hereto agree as follows.

1.                                       Maintenance of Capital.  (a)  During the term of this Agreement, GECC agrees to maintain sufficient capital in UFLIC to ensure that UFLIC is able to maintain a minimum capital level at the end of each calendar quarter in the amount of 150% of the Company Action Level risk based capital requirements as defined from time to time by the National Association of Insurance Commissioners (together with any successor organization or regulatory agency having similar duties, the “NAIC”) (as may be modified by the last sentence of this paragraph, the “Capital Threshold”).  In the event that, at the end of any calendar quarter during the term of this Agreement, UFLIC’s capital level is below the Capital Threshold, GECC shall restore UFLIC’s capital level to the Capital Threshold within 65 days of the end of such calendar quarter.  In the event that, at any time during the term of this Agreement, GECC or UFLIC has reason to believe that UFLIC’s capital level has fallen below the Capital Threshold, GECC shall take actions reasonably designed to restore UFLIC’s capital level to the Capital Threshold, it being understood that a precise determination of the amount of capital required by UFLIC to meet the Capital Threshold as of a date other than a quarter end is not practicable and that GECC’s obligations under this sentence shall be on the basis of estimates thereof prepared in good faith by UFLIC.  For purposes of this Agreement:  (i) if the NAIC ceases to use the term “Company

Action Level” in its risk based capital requirements, then “Company Action Level” as used in this Section 1 shall mean the comparable term then used by the NAIC; (ii) if the NAIC modifies the method of calculating risk based capital, then GECC shall maintain UFLIC’s capital at 150% of the Company Action Level determined in accordance with the risk based capital requirements as so modified and (iii) if the NAIC ceases to establish risk based capital requirements, then GECC shall maintain UFLIC’s capital at 150% of the Company Action Level risk based capital requirements as such requirements were last established by the NAIC.

(b)  For purposes of this Agreement, UFLIC’s risk based capital levels will be calculated as follows: quarterly risk-based capital will be calculated consistent with procedures applied for the NAIC risk-based capital calculation for UFLIC’s Annual Statement filing.  For calculations as of a date other than the end of the year, the C3 component of the risk based capital calculation will be adjusted by the ratio from stochastic testing at the end of the prior year.  In 2004, this stochastic adjustment will be set at the maximum possible level.  Also in 2004, the income statement amounts (including, but not limited to, premiums and expenses) required for the calculation will be annualized as follows in the quarterly calculation: 1st quarter/three months multiplied by 4, 2nd quarter/six months multiplied by 2, 3rd quarter/nine months multiplied by 1.333.  In 2005 and thereafter, income statement amounts (including, but not limited to, premiums and expenses) required for the calculation will utilize the prior 12 months result.

2.                                       Nature of Obligation.  GECC expressly agrees that its undertaking provided herein shall be an absolute, unconditional, present and continuing obligation during the term of this Agreement.

3.                                       Representations and Warranties.  GECC represents and warrants that:  (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) it has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to perform its obligations hereunder; (iii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of GECC enforceable in accordance with the terms hereof; and (iv) the execution, delivery and performance by GECC of this Agreement do not and will not conflict with, or result in any breach or violation of, its articles of incorporation or by-laws, any order, decree, statute, law, ordinance, rule or regulation applicable to it, or any agreement to which it is a party or by which it or any of its assets is bound.

4.                                       Termination.  This Agreement shall terminate (i) on the date as of which all of the obligations of UFLIC under the Reinsurance Agreements are fully and finally discharged or (ii) by agreement of the parties hereto with prior written consent of the Ceding Companies and the insurance regulatory authorities of Delaware, Illinois, New York and Virginia (collectively, together with any successor regulatory agencies having similar powers, the “Domestic Regulators”) .

5.                                       No Third Party Beneficiaries.  Except for the rights of the Ceding Companies set forth in Sections 4, 11, 12 and 13 or as otherwise expressly provided in this Agreement, the obligations of GECC herein are intended for the sole benefit of UFLIC and nothing in this Agreement shall be deemed to create rights or interests in any third party, including without limitation any payee, contract holder, third party or beneficiary under any insurance policy issued by UFLIC.

6.                                       Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois, irrespective of the choice of law principles of the State of Illinois.  Any proceeding to resolve a dispute arising out of or related to this Agreement may be brought in any Federal or state court in Delaware, Illinois, New York or Virginia.  The parties consent to service and jurisdiction of such courts.

7.                                       Remedies.  Without limiting the rights of UFLIC to pursue any and all other legal and equitable rights available to UFLIC for GECC’s failure to perform its obligations under this Agreement, GECC acknowledges and agrees that remedies at law for any failure to perform its obligations hereunder would be inadequate and that UFLIC shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

8.                                       Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

If to UFLIC to:

Union Fidelity Life Insurance Company

200 North Martingale Road

Schaumburg, IL 60173-2096

Fax: (847) 330-3404

Attn: Chief Financial Officer

With a copy to:

Union Fidelity Life Insurance Company

200 North Martingale Road

Schaumburg, IL 60173-2096

Fax: (847) 605-3044

Attn: General Counsel

If to GECC to:

General Electric Capital Corporation

201 High Ridge Road

Stamford, CT  06927

Fax: (203) 357-4975

Attn: Senior Vice President

With a copy to:

General Electric Capital Corporation

201 High Ridge Road

Stamford, CT  06927

Fax: (203) 357-3490

Attn: General Counsel

9.                                       Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.  Any such modification shall be subject to the provisions of Section 12.

10.                                 Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supercedes all prior agreements and understandings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

11.                                 Successors and Assigns.  This Agreement shall bind and inure to the benefit of the parties hereto and each and all of their respective successors and permitted assigns.  This Agreement may not be assigned by the parties hereto except that GECC shall be permitted to assign this Agreement, and upon such assignment shall be released from all obligations hereunder, if  each of UFLIC, the Domestic Regulators and the Ceding Companies provide prior consent to such assignment in writing; provided, however, that the Ceding Companies shall not unreasonably withhold such consent.

12.                                 Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by the parties hereto; provided, however, that no such amendment or modification shall be effective unless the Domestic Regulators and the Ceding Companies provide prior consent to such amendment or modification in writing; and provided, further, that the Ceding Companies shall not unreasonably withhold such consent.

13.                                 Enforcement.  UFLIC, any of the Domestic Regulators and any of the Ceding Companies (including any conservator, liquidator, receiver or statutory successor of UFLIC or any of the Ceding Companies) may enforce UFLIC’s rights hereunder notwithstanding any waiver by UFLIC; provided, however, that GECC shall reimburse the Domestic Regulators for their reasonable costs (including reasonable fees and disbursement of legal counsel) incurred in enforcing UFLIC’s rights under this Agreement in the event that UFLIC fails to enforce such rights reasonably promptly hereunder and such Domestic Regulators have provided GECC with prior notice of their intent to proceed at GECC’s cost.  Failure on the part of any party to act or declare any other party in default shall not constitute a waiver by such party of any of its rights hereunder where such default has occurred and is continuing.

14.                                 Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Section and Exhibit are references to the Sections and Exhibits to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import shall mean “including, without limitation;” (iv) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; and (v) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above by their respective duly authorized officers.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ JAMES A. PARKE
Name: James A. Parke
Title: Vice Chairman and Chief Financial Officer

UNION FIDELITY LIFE INSURANCE COMPANY

By:	/s/ GLENN JOPPA
Name: Glenn Joppa
Title: Senior Vice President and Secretary

Acknowledged and Accepted
with respect to Sections 11 and 12:

AMERICAN MAYFLOWER LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ VICTOR C. MOSES
Name: Victor C. Moses
Title: Senior Vice President and Chief Actuary

FEDERAL HOME LIFE INSURANCE COMPANY

By:	/s/ VICTOR C. MOSES
Name: Victor C. Moses
Title: Senior Vice President

FIRST COLONY LIFE INSURANCE COMPANY

By:	/s/ WARD BOBITZ
Name: Ward Bobitz
Title: Vice President

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

By:	/s/ VICTOR C. MOSES
Name: Victor C. Moses
Title: Senior Vice President

GE LIFE AND ANNUITY ASSURANCE COMPANY

By:	/s/ VICTOR C. MOSES
Name: Victor C. Moses
Title: Vice President

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

By:	/s/ VICTOR C. MOSES
Name: Victor C. Moses
Title: Senior Vice President and Chief Actuary

Exhibit A

Reinsurance Agreements

1.                                       Retrocession Agreement between GE Capital Life Assurance Company of New York and Union Fidelity Life Insurance Company, effective as of January 1, 2004 (Long Term Care)

2.                                       Retrocession Agreement between General Electric Capital Assurance Company and Union Fidelity Life Insurance Company, effective as of January 1, 2004 (Long Term Care)

3.                                       Coinsurance Agreement between GE Capital Life Assurance Company of New York and Union Fidelity Life Insurance Company, effective as of January 1, 2004 (Structured Settlement Annuities)

4.                                       Coinsurance Agreement between General Electric Capital Assurance Company and Union Fidelity Life Insurance Company, effective as of January 1, 2004 (Structured Settlement Annuities)

5.                                       Coinsurance Agreement between GE Life and Annuity Assurance Company and Union Fidelity Life Insurance Company, effective as of January 1, 2004 (Structured Settlement Annuities)

6.                                       Coinsurance Agreement between Federal Home Life Insurance Company and Union Fidelity Life Insurance Company, effective as of January 1, 2004 (Structured Settlement Annuities)

7.                                       Coinsurance Agreement between First Colony Life Insurance Company and Union Fidelity Life Insurance Company, effective as of January 1, 2004 (Structured Settlement Annuities)

8.                                       Coinsurance Agreement between American Mayflower Life Insurance Company of New York and Union Fidelity Life Insurance Company, effective as of January 1, 2004 (Structured Settlement Annuities)

9.                                       Reinsurance Agreement between GE Capital Life Assurance Company of New York and Union Fidelity Life Insurance Company, effective as of January 1, 2004 (Variable Annuities)

10.                                 Reinsurance Agreement between GE Life and Annuity Assurance Company and Union Fidelity Life Insurance Company, effective as of January 1, 2004 (Variable Annuities)